Exhibit 99.1

Joint Filing Agreement

IN ACCORDANCE WITH Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares, nominal value £0.002 per share, of Immunocore Holdings plc, an English public limited company, and that this Joint Filing Agreement be included as an exhibit to such joint filing.

This Joint Filing Agreement may be executed in any number of counterparts, all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of this 10th day of February 2022.

ELI LILLY S.A.

By:	*
Authorized Signatory

ELI LILLY AND COMPANY

By:	**
Authorized Signatory

/s/ Christopher Anderson
*By:	Christopher Anderson
Attorney-in-Fact

This Schedule 13G was executed pursuant to a Power of Attorney for Eli Lilly S.A. filed on the date hereof with the Securities and Exchange Commission and attached as an exhibit hereto.

/s/ Christopher Anderson
**By:	Christopher Anderson
Attorney-in-Fact

This Schedule 13G was executed pursuant to a Power of Attorney for Eli Lilly and Company filed on the date hereof with the Securities and Exchange Commission and attached as an exhibit hereto.